Exhibit 10.1

DATED THIS 12th DAY OF JULY 2024

AMONG

AICHAT PTE. LTD.

AND

AICHAT10X PTE. LTD.

AND

REALPHA TECH CORP.

AND

POH KAH YONG, KESTER

 ____________________________________________________________________

BUSINESS ACQUISITION AND FINANCING AGREEMENT

_____________________________________________________________________

EXECUTION VERSION

This Business Acquisition and Financing Agreement (this “Agreement”) is made on this 12th day of July 2024 by and among:

(1)	AiChat Pte. Ltd. (Company UEN No. 201619669M), a company incorporated in the Republic of Singapore, with its registered office at 20 Malacca Street, #04-00, Malacca Centre, Singapore 048979 (the “Company”);

(2)	AiChat10X Pte. Ltd. (Company UEN No. 202404832E), a company incorporated in the Republic of Singapore, with its registered office at 8 Marina View, #11-05 Asia Square Tower 1, Singapore 018960 (“AiChat10X”);

(3)	reAlpha Tech Corp., a Delaware corporation that maintains its principal place of business at 6515 Longshore Loop, Dublin, Ohio 43017, United States of America (“RTC”); and

(4)	Poh Kah Yong, Kester (Singapore NRIC No.: S8427711H), a citizen of the Republic of Singapore and residing at 688B Woodlands Drive 75, #10-26 Singapore 732688 (the “Founder”),

(each, a “Party” and collectively, the “Parties”).

WHEREAS

(A)	The term sheet attached to Schedule I of this Agreement (the “Term Sheet”) has been entered into by and between the Company, RTC and the Founder, on 26th June 2024. Capitalized terms used herein and not defined shall have the same meanings ascribed to them in the Term Sheet.

(B)	The Term Sheet prescribes, inter alia, for the completion of the Shareholder Restructuring prior to the entry into this Agreement by the Company, RTC and AiChat10X.

(C)	The Shareholder Restructuring has been fully completed and consummated as of the date hereof, and AiChat10X is now the legal and beneficial owner of all the 1,057,772 ordinary shares of the Company in issue as of immediately prior to the closing of the transactions contemplated hereby and before giving effect to the share subscriptions contemplated in Clause 1 of this Agreement (such ordinary shares, the “Company’s Ordinary Shares”).

(D)	The resolutions in writing of AiChat10X (in its capacity as the sole shareholder of the Company) and of the Founder in his capacity as the sole director of the Company, which approve the entry by the Company into this Agreement, all the matters contemplated by, prescribed for in, and in relation to, this Agreement, and all such things and acts to be undertaken by the Company, as may be necessary or expedient in connection with, as contemplated by, and to give effect to, this Agreement, have been fully executed thereby (the “Company BAFA Resolutions”), and copies thereof have been delivered to RTC by the Company.

(E)	The resolutions in writing of the shareholders of AiChat10X and the sole director of AiChat10X, which approve the entry by AiChat10X into this Agreement, all the matters contemplated by, prescribed for in, and in relation to, this Agreement, and all such things and acts to be undertaken by AiChat10X, as may be necessary or expedient in connection with, as contemplated by, and to give effect to, this Agreement, have been fully executed thereby (the “AiChat10X BAFA Resolutions”), and copies thereof have been delivered to RTC by AiChat10X.

(F)	RTC wishes to acquire the Company’s Ordinary Shares from AiChat10X, and AiChat10X wishes to sell the Company’s Ordinary Shares to RTC, subject to, and in accordance with, the terms and conditions set out in this Agreement (the “Business Acquisition”).

(G)	Except as otherwise provided in Clause 3.10, RTC has obtained all internal and external approvals in relation to the entry by RTC into this Agreement, all the matters contemplated by, prescribed for in, and in relation to, this Agreement and the Business Acquisition, and all such things and acts to be undertaken by RTC, as may be necessary or expedient in connection with, as contemplated by, and to give effect to, this Agreement and the Business Acquisition (the “RTC Approvals”), and copies of the relevant documents in respect of the RTC Approvals have been delivered to the Company and AiChat10X by RTC.

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1.	The RTC Share Subscription

1.1	RTC shall, as of the Closing Date, subscribe for and purchase from the Company an aggregate of for 55,710 new USD denominated ordinary shares of the Company (the “First Subscription Shares”) for a total subscription price of US$60,000 (the “First Subscription Amount”), pursuant to this Agreement, which First Subscription Amount was, prior to the date hereof, remitted by RTC to the Company’s nominated bank account.

1.2	RTC shall subscribe for and purchase from the company an aggregate of 222,841 new USD denominated ordinary shares of the Company (the “Second Subscription Shares”) for a total subscription amount of US$240,000 (the “Second Subscription Amount”), pursuant to this Agreement, and RTC shall remit the Second Subscription Amount in tranches, by wire transfer, to the Company’s nominated bank account in accordance with a disbursement schedule to be determined and agreed to by the Company, the Founder and RTC as soon as practicable after the date hereof.

1.3	Upon the receipt of each of the First Subscription Amount and the Second Subscription Amount, in full, by the Company, in its nominated bank account, the First Subscription Shares and the Second Subscription Shares, respectively, shall be issued and allotted by the Company in favour of RTC, and registered in the name of RTC by the Company with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”), as soon as practicable thereafter.

2.	Transfer of the Company’s Ordinary Shares to RTC

2.1	In consideration for the First Consideration Amount and Second Consideration Amount (each, as defined below) to be delivered in accordance with Clauses 3.1 and 3.3, a total of 899,106 ordinary shares of the Company (representing 85% of the Company’s Ordinary Shares) shall be transferred by AiChat10X to RTC, and registered in the name of RTC by the Company with ACRA, as soon as practicable after the execution of this Agreement (the “First Share Transfer”).

2.2	For the purposes of effecting the First Share Transfer:

(a)	AiChat10X shall deliver the requisite share transfer form and relevant share certificate(s) and any other documents required to transfer legal and beneficial ownership in the relevant shares to RTC, upon which time the First Share Transfer will deemed complete and effective;

(b)	the Company shall institute the relevant lodgments and/or filings with ACRA in connection therewith as soon as practicable after the execution of this Agreement;

(c)	the Company shall enter RTC’s name in the Company’s register of members as the legal and beneficial owner of 899,106 ordinary shares of the Company, and issue the share certificate bearing the name of RTC as the registered owner thereof, in accordance with the requirements of the Companies Act 1967 of Singapore or otherwise, and deliver such share certificate to RTC within fourteen (14) days after the date of the execution of this Agreement; and

(d)	the Company shall deliver an updated ACRA Bizfile Report to RTC forthwith, which reflects RTC as the holder of 899,106 ordinary shares of the Company.

2.3	In consideration for the Third Consideration Amount (as defined below) to be delivered in accordance with Clause 3.5, 158,666 ordinary shares of the Company (representing 15% of the Company’s Ordinary Shares) shall be transferred by AiChat10X to RTC, and registered in the name of RTC by the Company with ACRA, on 30th June 2025 (the “Second Share Transfer”).

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2.4	For the purposes of effecting the Second Share Transfer:

(a)	AiChat10X shall deliver the requisite share transfer form and relevant share certificate(s) and any other documents required to transfer legal and beneficial ownership in the relevant shares to RTC, upon which time the Second Share Transfer will deemed complete and effective;

(b)	the Company shall forthwith institute the relevant lodgments and/or filings with ACRA in connection therewith on 30th June 2025;

(c)	the Company shall enter RTC’s name in the Company’s register of members as the legal and beneficial owner of 158,666 ordinary shares of the Company, and issue the share certificate bearing the name of RTC as the registered owner thereof, in accordance with the requirements of the Companies Act 1967 of Singapore or otherwise, and deliver such share certificate to RTC not later than fourteen (14) days after 30th June 2025; and

(d)	the Company shall deliver an updated ACRA Bizfile Report to RTC forthwith after 30th June 2025, which reflects RTC as the holder of 158,666 ordinary shares of the Company.

3.	Payment of the Consideration Amount

3.1	RTC shall issue shares of its common stock, par value $0.001 per share (the “Common Stock”), equivalent to US$312,000 (the “First Consideration Amount”), in the name of AiChat10X, at and based on a 10% discount to the VWAP Share Price (as defined herein), no later than 1st January 2025 (the “RTC Tranche I Shares”), and RTC shall deposit the RTC Tranche I Shares into AiChat10X’s nominated bank, custodial or securities account (the “10X Custodial Account”) following the issuance thereof.

3.2	AiChat10X shall not (i) dispose, assign, sell and/or transfer any of the RTC Tranche I Shares in any manner whatsoever(ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise of the RTC Tranche I Shares, or (iii) make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, for the registration of the RTC Tranche I Shares or publicly disclose the intention to do any of the foregoing, for a period of 90 days (the “Restricted Period”) after the receipt of the RTC Tranche I Shares in the 10X Custodial Account.

3.3	RTC shall issue shares of Common Stock equivalent to US$588,000 (the “Second Consideration Amount”), in the name of AiChat10X, at and based on a 10% discount to the VWAP Share Price, no later than 1st April 2025 (the “RTC Tranche II Shares”), subject to any Base Case Adjustment (as defined herein), and RTC shall deposit the RTC Tranche II Shares into the 10X Custodial Account following the issuance thereof.

3.4	AiChat10X shall not (i) dispose, assign, sell and/or transfer any of the RTC Tranche II Shares in any manner whatsoever, (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise of the RTC Tranche II Shares, or (iii) make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, for the registration of the RTC Tranche II Shares or publicly disclose the intention to do any of the foregoing, during the Restricted Period after the receipt of the RTC Tranche II Shares in the 10X Custodial Account.

3.5	RTC shall issue shares of Common Stock equivalent of US$240,000 of RTC listed NASDAQ shares (the “Third Consideration Amount”) in the name of AiChat10X at a 5% discount to the VWAP Share Price no later than 1st December 2025 (the “RTC Tranche III Shares and together with the RTC Tranche I Shares and RTC Tranche II Shares, the “Tranche Shares”), and RTC shall deposit the RTC Tranche III Shares into the 10X Custodial Account following the issuance thereof.

3.6	AiChat10X shall not (i) dispose, assign, sell and/or transfer any of the RTC Tranche III Shares in any manner whatsoever, (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise of the RTC Tranche III Shares, or (iii) make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, for the registration of the RTC Tranche III Shares or publicly disclose the intention to do any of the foregoing, during the Restricted Period after the receipt of the RTC Tranche III Shares in the 10X Custodial Account.

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3.7	For the purposes of this Agreement, the “VWAP Share Price” means the ten (10) day volume weighted average price of the Common Stock as reported on the Nasdaq Capital Market (“Nasdaq”).

3.8	Subject to Clause 3.9, after the expiry of each Restricted Period referred to above (each, a “Lock-up Period”), the Founder shall receive such number of Tranche Shares in proportion to the percentage of the Founder’s beneficial ownership in AiChat10X (the “Founder’s RTC Shares”).

3.9	Upon the expiry of each Lock-up Period, AiChat10X shall immediately deposit the Founder’s RTC Shares into an escrow account (the “Escrow Account“) to be managed by one of the Lenders (as defined herein), who shall be appointed for this purpose by a majority of the other Lenders as their representative and authorised signatory in respect thereof (the “Escrow Account Manager”), and to effectuate the matters contained in Clause 4.7.

3.10	Notwithstanding anything to the contrary contained in this Agreement, under no circumstances shall the aggregate number of Tranche Shares (inclusive of the Founder’s RTC Shares) (collectively, the “Shares”) issuable under this Agreement in connection with the Business Acquisition, and any other shares of Common Stock to be issued by RTC which could be aggregated with the Shares in connection with the Business Acquisition under Nasdaq Listing Rule 5635(a), exceed 19.99% of RTC’s issued and outstanding shares of Common Stock immediately before consummation of this Agreement and any other transactions being consummated by RTC in connection with the Business Acquisition (the “Cap Amount”), unless RTC has obtained either (i) its stockholders’ approval of the issuance of more shares of Common Stock than the Cap Amount, pursuant to Nasdaq Listing Rule 5635(a), or (ii) a waiver from Nasdaq of RTC’s compliance with Nasdaq Listing Rule 5635(a). To the extent that the issuance of shares of Common Stock under this Agreement would cause the Shares issuable herein to exceed the Cap Amount, RTC, in lieu of issuing such shares of Common Stock, shall pay the Company in cash an amount equal to (x) the aggregate number of Shares that exceed the Cap Amount times (y) the VWAP Share Price of the Common Stock as reported on Nasdaq as of the day prior to such issuance.

3.11	The Tranche Shares (inclusive of the Founder’s RTC Shares) will be issued in reliance upon the exemption from securities registration afforded by Rule 903 of Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Securities Act”).

4.	The Company’s Credit Facility Restructuring

4.1	The Company has outstanding Singapore corporate bank loan facilities in an aggregate amount of approximately SGD 862,092 (the “Bank Loans”) granted by various banks in Singapore (the “Banks”) as of the date hereof.

4.2	The Company shall use its best endeavours to procure the approval of the Banks for the changes in the Company’s shareholding pursuant hereto.

4.3	It is the intention of the Parties to maintain the Bank Loans after the date hereof, until such time that RTC and the Company secure an alternative source of financing to repay the Bank Loans. The Founder shall remain as a personal guarantor of the Bank Loans after the date hereof, and RTC shall also issue a corporate guarantee in respect of the Bank Loans as soon as practicable after the date hereof.

4.4	In connection with the matters contemplated herein, it is the intention of the Parties to procure the approval of each of the Banks for the removal and discharge of the other 3 personal guarantors of their respective Bank Loans, namely, Matthew Loh Guang Wei, Yong Siong Wee and Li Jing.

4.5	The Company’s approximate outstanding SGD 163,213 third-party loan shall be refinanced by the Company after the date hereof on a best-efforts basis.

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4.6	SGD 75,000 of the Company’s outstanding SGD 306,024 loan extended by the Founder and his family members (the “Founder’s Loan”), shall be repaid by the Company thereto by 1st August 2024, and the remaining outstanding amount thereunder shall be repaid by the Company thereto over a period of 2 years after the date hereof from the Company’s cash flows.

4.7	The Company’s approximate outstanding SGD 231,075 in loans extended by certain shareholders of AiChat10X (the “Lenders”) to the Company, and guaranteed by the Founder, shall be repaid to the Lenders by the Founder, by way of the disposal of the Founder’s RTC Shares held in the Escrow Account by the Escrow Account Manager on his behalf, in a manner to be mutually determined and agreed upon by RTC, the Lenders and the Founder after the date hereof.

4.8	The repayment by the Company of a SGD 278,731 loan extended by Toku Pte. Ltd. will be determined by RTC and the Company and resolved as soon as practicable after the date hereof.

5.	Base Case Adjustment

5.1	The Parties shall determine, agree on and finalise as soon as practicable after the date hereof, the Company’s base case revenue, operating cost, EBITDA and any other relevant financial deliverables, and the impact thereof in relation to the calculation of the number of RTC Tranche II Shares to be issued by RTC in the name of AiChat10X (“Base Case Adjustment”).

6.	Management Team Retention

6.1	The Company and the Founder shall procure that the Founder, in his capacity as the Company’s chief executive officer (“CEO”), the Company’s chief marketing officer (“CMO”), Valerie Cheng, and the Company’s chief product officer (“CPO”), Dave Chuang, shall remain employed in their respective capacities as CEO, CMO and CPO (each, a “Key Employee” and collectively, the “Key Employees”), for a period of not less than 3 years after the date hereof, on terms to be mutually agreed among each Key Employee, the Company and RTC, and enshrined in new employment contracts in respect of each Key Employee (the “Key Employee Employment Contracts”), as soon as practicable after the date hereof.

6.2	The Key Employee Employment Contracts shall contain provisions, to be mutually determined and agreed between the Company, RTC and the Key Employees, in relation to the Key Employees’ entitlement to equity participation in RTC under RTC’s 2022 Equity Incentive Plan (the “Plan”)

6.3	All outstanding salaries, commissions and/or other dues owing and payable by the Company to each of the Key Employees (collectively, the “Outstanding Key Employee Dues”) are as follows:

(a)	Poh Kah Yong, Kester (CEO): SGD 60,722 (salary);

(b)	Valerie Cheng (CMO): SGD 98,617.48 (commissions) and SGD 5,000 (employee share option plan); and

(c)	Dave Chuang (CPO): SGD 64,683.15 (salary) and SGD 15,000 (employee share option plan).

6.4	The Outstanding Key Employee Dues shall also account for, and include, all unpaid Singapore Central Provident Fund contributions in the context of the Key Employees’ unpaid salaries and commissions, which are due and payable by the Key Employees and the Company, in their respective capacities as employees and employer, for the purposes of calculating the Outstanding Key Employee Dues (the “Outstanding CPF Payments”).

6.5	The Outstanding Key Employee Dues, including the Outstanding CPF Payments, shall be fully satisfied and discharged by the Company, and where applicable, the Key Employees, in the following manner:

(a)	Each Key Employee’s outstanding unpaid salary and/or commission shall be paid thereto by the Company in 12 equal instalments (each, an “Instalment”). The first Instalment shall be paid by the Company to each Key Employee on the date of the receipt by the Company of the First Subscription Amount, and each subsequent Instalment shall be paid by the Company to each Key Employee on the date which falls 30 days after the date of the preceding Instalment;

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(b)	the outstanding employee share option plan amounts due and owing to the relevant Key Employees shall be reconciled with the Plan attributable to the relevant Key Employees in a manner to be determined thereby with RTC forthwith after the date hereof; and

(c)	the Outstanding CPF Payments shall be regularised and discharged by the Company forthwith in accordance with applicable laws and regulations in Singapore.

7.	Board of Directors of the Company

7.1	RTC, the Founder and AiChat10X shall mutually determine and agree on the constitution of, and the number of directors to be appointed to, the board of directors of the Company (the “Board”), as soon as practicable after the date hereof.

7.2	A meeting of the Board shall be convened within one (1) month after the end of every quarter, and the first meeting of the Board shall be convened on the date which falls three (3) months after the date hereof.

7.3	Except as otherwise set forth in the Plan, the board of directors of RTC shall administer the Plan awards. The Board shall, amongst other things, administer entitlements of the Key Employees and any other applicable employees, as well as all general employee compensation matters on an ongoing basis, and it shall determine the key financial decisions and matters of the Company, subject to the approval of the board of directors of RTC.

8.	Representations, Warranties and Undertakings

8.1	Each of the Company, the Founder and AiChat10X hereby represents and warrants to RTC that, as of the date hereof:

(a)	AiChat10X is the legal and beneficial owner of the Company’s Ordinary Shares and it has absolute title thereto, free and clear of any and all encumbrances;

(b)	upon the registration by the Company of the Company’s Ordinary Shares in the name of RTC with ACRA pursuant to Clauses 2.1 and 2.3 or otherwise, RTC shall be the sole legal and beneficial owner thereof, and it shall have absolute title thereto, free and clear of any and all encumbrances;

(c)	there are no options (including, without limitation, an option or right of pre-emption, right of first refusal or conversion), agreements, or understanding (whether exercisable now or in the future and whether contingent or otherwise) entered into by the Company and/or AiChat10X which entitles any person to purchase, encumber, transfer, redeem, convert or dispose of the Company’s Ordinary Shares (save and except for the transactions contemplated herein);

(d)	no order has been made and no resolution has been passed with respect to the Company’s winding up or for a provisional liquidator or judicial manager to be appointed in respect thereof, no petition has been presented and no meeting has been convened for the purpose of the Company’s winding up or judicial management, and no claims or proceedings before any court, tribunal or judicial authority are in progress or pending against or relating to the Company; and

(e)	the Company’s accounting books and records, have been fairly and properly maintained in accordance with applicable laws and consistently applied accounting principles.

8.2	Each Party hereby represents, warrants and undertakes to the other Parties that as of the date hereof:

(a)	it has full legal right, power and authority to enter into, execute, deliver, perform and observe the terms of this Agreement;

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(b)	where it is a corporation, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is registered and/or incorporated, and that it has all the requisite corporate power and authority to own its assets and to carry on its business as now conducted;

(c)	this Agreement has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms of this Agreement;

(d)	it is free to enter into this Agreement and that the transactions contemplated hereunder are not in conflict with, or will result in, any breach of any of the terms of, or constitute a default under, any other contractual or other obligation to which it is bound, party or subject;

(e)	the execution of this Agreement and its promises, agreements and/or undertakings under this Agreement do not violate any law, rule, regulation or order applicable thereto; and

(f)	to the best of its knowledge, no litigation, arbitration or administrative proceeding is taking place, pending or, to its knowledge, threatened against it, which will have a material impact on the Business Acquisition, this Agreement, and/or the transactions contemplated thereby.

8.3	Each of AiChat10X and the Founder (each, a “RTC Share Recipient”) hereby further represents and warrants to RTC, as of the date hereof and as of the issuance of the Tranche Shares and/or the Founder’s RTC Shares (as applicable, the “RTC Shares”), as follows:

(a)	Investment Purpose. Each RTC Share Recipient is acquiring the RTC Shares for its or his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such RTC Share Recipient reserves the right to dispose of the RTC Shares at any time in accordance with or pursuant to an effective registration statement covering the RTC Shares or an available exemption under the Securities Act.

(b)	Legends. Each RTC Share Recipient understands that until such time as the RTC Shares have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the RTC Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such RTC Shares):

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT.”

(c)	Non-U.S. Person Status. Each RTC Share Recipient further represents and warrants to RTC, as of the date hereof and as of the issuance of the RTC Shares, that: (i) it or he is not a U.S. person as that term is defined under Regulation S; (ii) at the time the acquisition of the RTC Shares was originated, such RTC Share Recipient was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) such RTC Share Recipient is acquiring the RTC Shares for its or his own account and not on behalf of any U.S. person, and the acquisition of such RTC Shares has not been pre-arranged with a purchaser in the United States.

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(d)	Reliance on Exemptions; Opinion. Each RTC Share Recipient understands that (i) the offering of the RTC Shares have not and will not be registered under the Securities Act, (ii) the RTC Shares will be “restricted securities” (as that term is defined under Rule 144(a)(3) of the Securities Act and such RTC Shares may not be resold unless they are registered under the Securities Act or an exemption from registration is available), (iii) the RTC Shares are being issued to such RTC Share Recipient in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and (iv) RTC is relying in part upon the truth and accuracy of, and such RTC Share Recipient’s compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of each RTC Share Recipient to acquire the RTC Shares.

(e)	Information. Each RTC Share Recipient and its or his advisors, if any, have been furnished with all materials relating to the business, finances and operations of RTC and other information such RTC Share Recipient deemed material to making an informed investment decision regarding its acquisition of the RTC Shares which have been requested by the RTC Share Recipients. Each RTC Share Recipient acknowledges that it or he has reviewed the SEC Documents (as defined below), which are available on the SEC’s (as defined below) website (www.sec.gov) at no charge. Each RTC Share Recipient acknowledges that it or he may retrieve all SEC Documents from such website and such RTC Share Recipient’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to such RTC Share Recipient. Each RTC Share Recipient and its or his advisors, if any, have been afforded the opportunity to ask questions of RTC and its management. Each RTC Share Recipient understands that his investment in the RTC Shares involves a high degree of risk. Each RTC Share Recipient is financially sophisticated sufficiently to evaluate the merits and risks of this investment. Each RTC Share Recipient has sought such accounting, legal, and tax advice as it or he has considered necessary to make an informed investment decision with respect to its acquisition of the RTC Shares. Without limiting the foregoing, each RTC Share Recipient has carefully considered the potential risks relating to RTC and the acquisition of the RTC Shares, including those risks described in the SEC Documents, and each RTC Share Recipient fully understands that the RTC Shares are a speculative investment that involves a high degree of risk of loss of its or his entire investment. As used herein: (i) “SEC Documents” means all reports, schedules, forms, statements and other documents filed under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, by RTC with the SEC, including any amendments thereto and any exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein; and (ii) “SEC” means the U.S. Securities and Exchange Commission.

(f)	No Governmental Review. Each RTC Share Recipient understands that no United States federal or state any governmental or regulatory authority or body has passed on or made any recommendation or endorsement of the RTC Shares, or the fairness, suitability or merits of an investment in the RTC Shares.

(g)	General Solicitation. No RTC Share Recipient is acquiring the RTC Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Each RTC Share Recipient represents that it has a relationship with RTC preceding the offering of the RTC Shares

8.4	Notwithstanding the provisions hereof, the representations, warranties, undertakings and agreements contained herein shall continue to subsist for so long as may be necessary for the purposes of giving effect to them.

8.5	AiChat10X hereby agrees to take responsibility for, and to indemnify, defend and hold harmless RTC against, any liability, damages, losses, costs and/or expenses (including, but not limited to, legal fees and litigation expenses), incurred by or imposed upon RTC, and/or any of the directors, officers, employees and affiliates thereof, in connection with any third party claims, suits, actions, demands or judgments relating to, and associated with, the Company, arising prior to the date hereof, and the consummation of the Business Acquisition.

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9.	Assignment of IP

9.1	AiChat10X, PT AiChat Teknologies Indonesia (“PT AiChat”) and the Company have entered into an IP assignment deed on 8th July 2024, in relation to the assignment and transfer of all the intellectual property rights currently legally and beneficially owned by, and/or registered in the name of, the Company and PT AiChat (the “IP”), from the Company and PT AiChat to AiChat10X (the “IP Assignment Deed”). The IP Assignment Deed is attached to Schedule II hereto.

9.2	AiChat10X shall maintain the ownership of the IP pursuant to the IP Assignment Deed until 30th June 2025, when RTC shall become the sole shareholder of the Company, pursuant to, and in accordance with, the terms and conditions set out in this Agreement.

9.3	Upon the registration of RTC as the sole shareholder of the Company, pursuant to, and in accordance with, the terms and conditions set out in this Agreement, AiChat10X shall enter into a further IP assignment deed with RTC in relation to the assignment and transfer of the IP from AiChat10X to RTC forthwith, the consideration for which shall be the performance of RTC’s obligations under this Agreement, and after which RTC will assume the sole proprietary ownership of the IP (the “RTC IP Transfer”).

10.	Confidentiality

10.1	From the date of this Agreement, without the prior written consent of RTC, each of the other Parties agrees not to disclose the existence of this Agreement, its contents or any information provided by one Party to another in connection with the Business Acquisition or the RTC IP Transfer to any other third parties (other than such Party’s affiliates, directors, officers, employees, agents, lawyers and advisors), nor to make any written or other public disclosures regarding the Business Acquisition or the RTC IP Transfer, other than as required by law or as requested by any applicable governmental authority or stock exchange.

10.2	No announcement regarding the Business Acquisition or the RTC IP Transfer shall be made by the Founder, the Company and/or AiChat10X without the prior written consent of RTC.

11.	Information

11.1	Each Party shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information furnished by the other Parties in connection herewith (or their agents, advisors, affiliates or subsidiaries), and it shall have no obligation to verify the accuracy or completeness of any such information.

11.2	Each Party agrees to promptly (a) notify the other Parties upon discovery that any information provided in accordance herewith is, or may be, inaccurate, untrue, incomplete or misleading, and (b) inform and keep informed the other Parties of any material developments that may (directly or indirectly) have any effect on this Agreement and the matters contemplated herein.

12.	Costs and Expenses

12.1	Each Party shall bear and be responsible for its own costs and expenses relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

12.2	All taxes or other government charges assessed against or otherwise payable by any Party relating to the First Share Transfer and the Second Share Transfer, including any capital gains taxes incurred by any Party shall be the exclusive responsibility of, and shall be borne by, such Party.

12.3	Any stamp duty payable on this Agreement and/or in respect of the registration by the Company of the Company’s Ordinary Shares in RTC’s name pursuant to this Agreement shall be borne and paid for by the Company.

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13.	Governing Law and Jurisdiction

13.1	This Agreement shall be governed by and be construed in accordance with the laws of the Republic of Singapore.

13.2	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause.

13.3	The seat of the arbitration shall be Singapore. The tribunal shall consist of one arbitrator. The language of the arbitration shall be English.

14.	Notices

14.1	Any notice or communication to be given by one Party to another Party in connection with this Agreement shall be in writing in English and signed by or on behalf of the Party giving it. Such notice may be delivered by hand, email, registered post or courier.

14.2	A notice shall be effective upon receipt and shall be deemed to have been received (a) at the time of delivery, if delivered by hand, registered post or courier or (b) at the time of transmission if delivered by email. The addresses and email addresses of the Parties for the purpose of this Clause 14 are:

AiChat Pte. Ltd.

Email:

For the Attention of: Kester Poh

AiChat10X Pte. Ltd.

Email:

For the Attention of: Kester Poh

reAlpha Tech Corp.

6515 Longshore Loop, Dublin

Ohio 43017, United States of America

Email:

For the Attention of: Giri Devanur / Mike Logozzo

Poh Kah Yong, Kester

Email:

15.	Miscellaneous

15.1	If, at any time, any provision (or part thereof) of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.2	The rights, powers, privileges and remedies provided for in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by any applicable laws, regulations or otherwise.

15.3	This Agreement embodies all the terms and conditions agreed upon amongst the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, amongst the Parties (if any) with respect to the subject matter hereof, whether such be written or oral.

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15.4	This Agreement shall not be altered, changed, supplemented or amended except by written instruments signed by the Parties. The waiver by either Party of a breach of any provision of this Agreement will not operate as or be deemed a waiver of any subsequent breach by that Party.

15.5	The Parties agree that, to effectuate the purpose and objects of this Agreement, and in consideration for the provisions contained herein, the Parties shall enter into such further documents as may be expedient and mutually agreed upon.

15.6	This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement. Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other accepted electronic format) shall take effect as delivery of an executed counterpart of this Agreement.

15.7	No Party may assign or transfer any right or liability under this Agreement without the prior written consent of the other Parties; provided, however, that RTC may, without consent of the other Parties, assign or transfer any right or liability under this Agreement in connection with a sale, merger, consolidation, reorganization, change of control or similar transaction of RTC, whether by sale of stock, merger, sale of all or substantially all of RTC’s assets, operation of law or otherwise. Any purported assignment in contravention of this Clause 15.7 shall be null and void.

15.8	All amounts herein denominated in a currency other than US Dollars shall, to the extent necessary or required, be converted into US Dollars based on the applicable exchange rate as published in the Wall Street Journal on the relevant date of calculation.

15.9	This Agreement will be binding on and be for the benefit of the successors, trustees and permitted assigns of the Parties.

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IN WITNESS WHEREOF the Parties have executed this Agreement the day and year first above written.

Signed by POH KAH YONG, KESTER		}
for and on behalf of		}
AICHAT PTE. LTD.

By:	/s/ Poh Kah Yong, Kester

Signed by POH KAH YONG, KESTER		}
for and on behalf of		}
AICHAT10X PTE. LTD.

By:	/s/ Poh Kah Yong, Kester	}

Signed by GIRI DEVANUR		}
for and on behalf of		}
REALPHA TECH CORP.

By:	/s/ Giri Devanur	}

Signed by POH KAH YONG, KESTER

By:	/s/ Poh Kah Yong, Kester	}
}

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SCHEDULE I

THE TERM SHEET

(see attached)

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SCHEDULE II

IP ASSIGNMENT DEED

(see attached)

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